Exhibit 99.1

Orion Secures $18-20 Million Commitment to Expand Turnkey LED Lighting Installation Project from a Major National Account;

Raises FY’20 Revenue Goal to $150M - $155M

Manitowoc, WI – January 29, 2020 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), announced today that it has received a commitment to further expand the retrofit of a major national account customer’s lighting systems with Orion’s state-of-the-art LED lighting and wireless Internet of Things (IoT) enabled control solutions at additional locations nationwide. Orion anticipates additional revenue of $18M - $20M under this next phase, which is dependent on the customer’s issuance of purchase orders. Installations for this phase are slated for completion during Orion’s fiscal 2020 fourth quarter ending March 31, 2020 and its fiscal 2021 first quarter ending June 30, 2020.

In light of this additional customer commitment, the Company’s year-to-date performance and its expectations for the balance of fiscal 2020, Orion is increasing its fiscal 2020 revenue goal to a range of $150M to $155M from a prior range of $135M to $145M.

This expanded phase builds on the contracts previously announced for this major national account. The project includes the installation of LED lighting fixtures along with state-of-the-art IoT control integration, to deliver enhanced functionality and data gathering capabilities designed to help facility managers enhance operating performance.

Orion’s selection was again based on its proven ability to design, develop and install customized, highly energy-efficient, U.S.-manufactured LED lighting solutions on a turnkey basis. Contract services include initial energy audits, project engineering, custom fixture design, fixture manufacturing, IoT enabled control systems, IoT system commissioning and full project management through installation at customer locations nationwide.

Orion CEO, Mike Altschaefl, commented, “Orion’s on-time, on-budget performance with this national customer over the past year paved the way to extend our role in their LED lighting retrofit plans. Our expanding role with this customer is a testament to the hard work and dedication of the entire Orion team to deliver the highest levels of quality and service. We believe Orion’s innovative LED-lighting solutions, combined with our customized, turnkey capabilities, industry-leading customer service and our track record executing large national projects represent a unique and compelling solution suite not only for this customer but with other large national accounts. We look forward to completing these additional installations and remain optimistic regarding the potential to build on our success with this customer and other national accounts.”

About Orion Energy Systems

Orion is a provider of LED lighting and turnkey energy project solutions designed to reduce energy consumption and enhance business performance and efficiency. Orion designs, manufactures, markets and manages the installation and maintenance of LED solid-state lighting systems, along with integrated smart controls. Orion systems utilize patented design elements to deliver industry-leading energy efficiency, enhanced optical and thermal performance and ease of installation, providing long-term financial, environmental, and work-space benefits to a diverse customer base, including nearly 40% of the Fortune 500.

Safe Harbor Statement

Certain matters discussed in this press release, including the updated revenue guidance provided by the Company, are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to achieve our expected revenue growth, gross margin, and other financial objectives in fiscal 2020 and beyond; (ii) our recent and expected fiscal 2020 reliance on revenue generated from the retrofit of a single national account customer; (iii) our ability to achieve profitability and positive cash flows; (iv) our levels of cash and our limited borrowing capacity under our revolving line of credit; (v) the availability of additional debt financing and/or equity capital; (vi) our lack of major sources of recurring revenue, our dependence on a limited number of key customers, and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (vii) our risk of potential loss related to single or focused exposure within the current customer base and product offerings; ; (viii) our ability to manage the ongoing decreases in the average selling prices of our products as a result of competitive pressures in the evolving light emitting diode (“LED”) market; (ix) our ability to differentiate our products in a highly competitive market, expand our customer base and gain market share; (x) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xi) our ability to adapt to increasing convergence in the LED market; (xii) the reduction or elimination of investments in, or incentives to adopt, LED lighting technologies; (xiii) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xiv) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xv) the potential deterioration of market conditions, including our dependence on customers’ capital budgets for sales of products and services, and adverse impacts on costs and the demand for our products as a result of the implementation of tariffs; (xvi) our increasing reliance on third parties for the manufacture and development of products and product components; (xvii) our ability to maintain safe and secure information technology systems; (xviii) our failure to comply with the covenants in our revolving credit agreement; (xix) our fluctuating quarterly results of operations as we continue to implement cost reductions, and continue to focus investing in our third party distribution sales channel; (xx) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (xxi) our ability to balance customer demand and production capacity; (xxii) our ability to maintain an effective system of internal control over financial reporting; (xxiii) price fluctuations (including as a result of tariffs), shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxiv) our ability to defend our patent portfolio; (xxv) a reduction in the price of electricity; (xxvi) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xxvii) the sale of our corporate office building which will likely result in a non-cash impairment charge, and (xxviii) potential warranty claims in excess of our reserve estimates and (xxviii) the other risks described in our filings with the SEC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website.

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Twitter: @OrionLighting and @OrionLightingIR

StockTwits: @Orion_LED_IR

Investor Relations Contacts:
Bill Hull, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
(312) 660-3575	(212) 924-9800
oesx@catalyst-ir.com